SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

National Vision, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	58-1910859

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

296 Grayson Highway, Lawrenceville, Georgia	30045

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction (A).(c), please check the following box.  [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  [_]

Securities Act registration statement file number to which this form relates:	N/A
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock	American Stock Exchange

Common Stock Purchase Rights	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

(Title of Class)

Item 1.               Description of Registrant’s Securities To Be Registered.

The description of the Common Stock contained under the heading "Common Stock" in the Registrant’s registration statement on Form 8-A, filed under Section 12(g) of the Securities Exchange Act of 1934, as amended, filed on March 25, 1992, including all amendments or reports filed for the purpose of updating such description are hereby incorporated by reference.

The description of the Common Stock Purchase Rights contained in the Registrant’s registration statement on Form 8-A, filed under Section 12(g) of the Securities Exchange Act of 1934, as amended, Commission File Number 000-20001 filed on January 17, 1997, including all amendments or reports filed for the purpose of updating such description are hereby incorporated by reference.

Item 2.                  Exhibits.

3.1       Amended and Restated Articles of Incorporation as amended.

3.2       Amended and Restated Bylaws, incorporated by reference to the Registrant’s Registration Statement on Form S-1, registration number 33-46645, filed with the Commission on March 25, 1992, and amendments thereto.

4.1       Form of Common Stock Certificate of the Registrant.

10.1       Rights Agreement between the Registrant and Wachovia Bank of North Carolina, N.A. (together with the exhibits, including the Form of Board Resolutions Establishing and Designating Preferred Stock, Form of Rights Certificate, and Summary Description of the Shareholder Rights Plan), incorporated by reference to the Registrant’s registration statement on Form 8A, Commission File Number 000-20001 filed on January 17, 1997.

10.2       Amendment to Rights Agreement dated as of March 1, 1998, between the Registrant and Wachovia Bank of North Carolina, N.A., incorporated by reference to the Registrant’s amended registration statement on From 8A, Commission File Number 000-20001 filed on March 24, 1998.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 9, 2001	NATIONAL VISION, INC. By: /s/ Mitchell Goodman Name: Mitchell Goodman Title: Sr. Vice President and General Counsel